POWER OF ATTORNEY

I, the undersigned Employee of
Analytic Investors, Inc.,
Sub-Adviser of Old Mutual/Claymore
Long-Short Fund (the "Trust"),
hereby severally constitute
and appoint each of Nicholas
Dalmaso, Richard C. Sarhaddi, Joan
Gulinello, Amy Stueve, Eric
Wimer, David C. Sullivan and
Jeremy C. Smith, and each of
them singly, with full powers
of substitution and resubstitution,
my true and lawful attorney,
with full power to him to sign
for me, and in my name and in
the capacities indicated below,
any Registration Statement of the
Trust on Form N-2, all Pre-Effective
Amendments to any such Registration
Statement of the Trust, any and all
subsequent Post-Effective Amendments
to said Registration Statement, any
and all supplements or other
instruments in connection therewith,
and any subsequent Registration
Statements for the same offering,
which may be filed under Rule 462(b),
and to file the same, with all
exhibits thereto, and other documents
in connection therewith as said
attorney deems necessary or
appropriate to comply with the
Securities Act of 1933, Securities
Exchange Act of 1934, the Investment
Company Act of 1940, and all related
requirements of the Securities
Exchange Commission and of the
appropriate state and territorial
regulators, granting unto said
attorney full power and authority
to do and perform each and every
act and thing requisite or necessary
to be done in connection therewith,
as fully to all intents and purposes
as he might or could do in person,
hereby ratifying and confirming all
that said attorney lawfully could do
or cause to be done by virtue hereof.


IN WITNESS WHEREOF,
the undersigned has duly
executed this power of
attorney on the 23 day
of August 2005.




Signature

 /s/ Gregory McMurran